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                                                                       EXHIBIT C

                                    GUARANTY
                                    --------

                  GUARANTY, dated as of July 31, 1996, made by Jeffrey P. Jacobs, an individual (the "Guarantor"), in favor of Richard E. Jacobs, an individual (the "Lender").

                              W I T N E S S E T H :

                  WHEREAS, the Lender has entered into a Credit Agreement, of even date herewith (as amended or supplemented from time to time, the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined), with Diversified Opportunities Group Ltd., a limited liability company organized and existing under the laws of the State of Ohio (the "Borrower"), pursuant to which the Lender has agreed to lend to the Borrower up to $30,000,000 on a revolving credit basis on the terms and conditions contained in the Credit Agreement (the "Loan");

                  WHEREAS, the Guarantor owns a 99% membership interest in Jacobs Entertainment Ltd., an Ohio limited liability company;

                  WHEREAS, Jacobs Entertainment Ltd. owns a 50% membership interest in Borrower; and

                  WHEREAS, it is a condition precedent to the making of the Loan by the Lender that the Guarantor shall have executed and delivered this Guaranty.

                  NOW, THEREFORE, in consideration of the premises and in order to induce the Bank to make the Loan in accordance with the Credit Agreement, the Guarantor hereby agrees as follows:

                  1. GUARANTY. The Guarantor hereby unconditionally and absolutely (i) guarantees the full and prompt payment, when due, of the principal and interest and other sums payable from time to time, and the performance, when due, of Borrower's Obligations (as defined below), including, without limitation, the duties, obligations and undertakings of the Borrower now or hereafter existing pursuant to the Borrower Loan Documents (as defined in the Credit Agreement) (all of the foregoing, collectively the "Obligations"), and
(ii) agrees to pay any and all expenses incurred by the Lender in enforcing any rights under this Guaranty. The Obligations, together with the obligations of the Guarantor set forth in clause (ii) of the foregoing sentence, are sometimes collectively referred to herein as the "Guaranteed Obligations."

                  2. GUARANTY ABSOLUTE. The Guarantor guarantees that the Obligations will be paid or performed, as the case may be, strictly in accordance with the terms of the Credit Agreement and the other applicable Borrower Loan Documents, regardless of any


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law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

                  (a) Any illegality, irregularity, invalidity or unenforceability of the Credit Agreement or the other Borrower Loan Documents or any other agreement or instrument relating to Borrower's Obligations or any legal or equitable defenses or rights available to the Borrower under or with respect thereto, or by any modification, release, or other alteration of any of the Obligations or of any other security therefor, or by any agreements or arrangements whatever with the Borrower or anyone else;

                  (b) Any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Credit Agreement or any other Borrower Loan Document, with or without notice to the Guarantor (including, without limitation, the granting to the Borrower of any indulgences or extension of time for any payment or payments or for performance of any Obligation, the acceptance of partial performance, payment or payments by the Borrower, the exchange, release or replacement of any security or collateral, and the agreement to any modifications or amendments thereof);

                  (c) Any release or amendment or waiver of or consent to departure from any other guaranty for all or any of the Obligations; or

                  (d) Any other circumstance which might otherwise constitute a defense (other than payment) available to, or a discharge of, the Borrower in respect of the Obligations or the Guarantor in respect of this Guaranty.

                  3.  SUBROGATION.
                      -----------

                  (a) The Guarantor shall be subrogated to all rights of the Lender against the Borrower in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guaranty. Notwithstanding the foregoing, the Guarantor agrees that it will never have, and hereby waives and disclaims, any claim or right against the Borrower by way of subrogation or otherwise in respect of any payment that the Guarantor may be required to make hereunder, to the extent that such claim or right would cause the Guarantor to be a "creditor" of the Borrower for purposes of Title 11 of the United States Code, as now or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, during the period of one year prior to filing of a petition thereunder by or against the Borrower.

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                  (b) Notwithstanding the foregoing, the Guarantor shall not exercise any rights which it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all the Obligations shall have been paid in full and Borrower shall have no further obligation under the Credit Agreement to make Revolving Loans (as defined in the Credit Agreement). If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all the Obligations shall not have been paid in full and the Lender's obligation to make Revolving Loans under the Credit Agreement shall not have terminated, such amount shall be held in trust for the benefit of the Lender and shall forthwith be paid to the Lender to be credited and applied against the Obligations in accordance with the terms of the Credit Agreement or the other Borrower Loan Documents, as the case may be. If (i) the Guarantor shall make payment to the Lender of all or any part of the Obligations and (ii) all the Obligations shall be paid in full and the Lender's obligation to make Revolving Loans under the Credit Agreement shall have terminated, the Lender will, at the request of Guarantor, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations resulting from such payment by the Guarantor.

                  4. ACCELERATION OF LIABILITIES. If the Borrower or the Guarantor should at any time become insolvent or if a petition in bankruptcy or any insolvency or reorganization proceeding shall be filed or commenced by, against or in respect of the Borrower or the Guarantor, any and all liabilities and obligations of the Guarantor shall not be released, mitigated or otherwise affected thereby, and shall, at the option of the Lender, forthwith become due and payable without notice.

                  5. CONTINUING GUARANTY; TRANSFER OF NOTES. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until payment in full of the Guaranteed Obligations and all other amounts payable to the Lender under this Guaranty, (ii) be binding upon the Guarantor and its successors, transferees and assigns, and (iii) inure to the benefit of and be enforceable by the Lender and successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), the Lender may assign or otherwise transfer the Revolving Note (as defined in the Credit Agreement) or any participation therein separately or together with any security, to any other person or entity, and such other person or entity shall thereupon become vested with all the rights in respect thereof granted to the Lender herein or otherwise.

                  6. REPRESENTATIONS AND WARRANTIES. In addition to and independent of any other obligation or liability under this

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Guaranty, the Guarantor hereby represents and warrants to the Lender as follows:

                  (a) No consent, approval or authorization of, or registration or declaration with, any governmental authority of the United States or the State of Ohio is required in connection with the execution, delivery and performance by the Guarantor of this Guaranty;

                  (b) The Guarantor owns a 99% membership interest in Jacobs Entertainment Ltd. and such membership interest is validly issued, fully paid and nonassessable;

                  (c) The execution and delivery of and performance under this Guaranty by the Guarantor and the consummation of the transactions contemplated thereby: (a) do not and will not breach or contravene or result in a default under (i) any material written agreement or instrument to which the Guarantor is a party or by which he or any of his assets are bound, or (ii) any judgment, decree, or order of any court or of any federal, state, or other regulatory authority or other governmental body having jurisdiction over the Guarantor, any law, rule, regulation of the United States or the State of Ohio applicable to him or his properties; and (b) do not and will not result in or cause the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of his properties or accelerate the maturity of any indebtedness of the Guarantor under any document referred to in clause (a)(i) above;

                  (d) This Guaranty constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms;

                  (e) Guarantor is not, and by the execution and delivery of this Guaranty will not be, (i) in default under any indenture, contract or agreement to which he is a party or by which he is bound or for which a waiver or consent has not been obtained, (ii) in default with respect to any order, writ, injunction or decree of any court, or (iii) in default under any order or license of any federal or state governmental department, which default or violation in any of the aforesaid cases materially and adversely affects his business or property;

                  (f) Any and all balance sheets, net worth statements and other financial data with respect to the Guarantor which have heretofore been given to Lender by or on behalf of the Guarantor fairly and accurately present the financial condition of the Guarantor as of the respective dates thereof, and, since the respective dates thereof, there has been no materially adverse change in the financial condition of the Guarantor; and

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                  (g) There are no facts or circumstances of any kind or nature whatsoever of which the Guarantor is aware which could in any way impair or prevent the Borrower from performing Borrower's Obligations or the Guarantor from performing his obligations under this Guaranty.

                  7. INDEMNIFICATION. The Guarantor hereby indemnifies the Lender and agrees to defend and hold harmless the Lender from and against (a) any loss, cost, damage or expense occurring by reason of the inaccuracy of any representation or warranty contained herein or the breach or nonfulfillment of any of the Guarantor's obligations contained herein and (b) the loss, mitigation, subordination or other consequences adverse to the Lender by reason of any payment or other performance of the Guaranteed Obligations or this Guaranty being challenged as a preference or suffering any other subjugation under any bankruptcy or other law, whether state or federal, affecting debtors, creditors and/or the relationship between and among them.

                  8. NO ADVANCES OR ENFORCEMENT. The Guarantor shall make no loan or advance to the Borrower nor take any steps to enforce any obligation of the Borrower to the Guarantor so long as this Guaranty remains in effect. Nothing in the foregoing sentence, however, is intended or shall be deemed to preclude a contribution to capital, equity investment or other infusion of at-risk funds in the Borrower which is not a loan or other priority repayment obligation of the Borrower.

                  9. NO RESORT TO OTHER REMEDIES. The Lender shall have no obligation to resort to any other party or to any other security or collateral held by the Lender and shall not have any obligation to exhaust any remedies the Lender might have against the Borrower before calling upon the Guarantor for performance hereunder, and the Guarantor hereby waives any right he may have to require the Lender to proceed against the Borrower or to require the Lender to pursue any other remedy or enforce any other right.

                  10. NOTICES. All demands, notices and other communications provided for hereunder shall be addressed as follows: if to the Guarantor, addressed to him at 1231 Main Avenue, Cleveland, Ohio 44113; if to the Lender, addressed to him at 25425 Center Ridge Road, Cleveland, Ohio 44145; or as to each party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such demands, notices and other communications shall be addressed as aforesaid, mailed, delivered or otherwise sent as set forth in the Credit Agreement and shall be deemed effective as of the times prescribed therefor as set forth in the Credit Agreement.

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                  11. CERTAIN WAIVERS. The Guarantor hereby waives promptness, diligence, demand, presentment and protest of any instrument, and notice thereof, notice of acceptance, default and any other notice with respect to any of the Obligations and this Guaranty and any requirement that the Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other person or entity.

                  12. EFFECTIVENESS; REINSTATEMENT. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any whole or partial payment or performance of any Guaranteed Obligation is or is sought to be rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower, all as though such payments and performance had not been made. Without limiting the generality of the foregoing, this Guaranty shall remain in full force and effect until thirteen calendar months have elapsed since the full payment and performance of all Guaranteed Obligations and, in such case, thereafter if and so long as there is pending at the end of such thirteen month period against the Borrower or against the Guarantor a proceeding under any federal or state bankruptcy or insolvency law. Notwithstanding anything to the contrary contained herein, if following any payment of the Obligations to the Lender it is determined by a final decision of a court of competent jurisdiction that such payment shall be avoided by a trustee in bankruptcy (including any debtor-in-possession) as a preference under 11 U.S.C. Section 547 and such payment is repaid by the Lender to such trustee in bankruptcy, then and to the extent of such repayment, the Guaranteed Obligations with respect to such payment shall be reinstated and this Guaranty shall remain in full force and effect.

                  13. SERVICE OF PROCESS; WAIVER OF IMMUNITIES.

                  (a) The Guarantor irrevocably consents to the service of any and all process in any action or proceeding arising out of or relating to this Guaranty by the mailing of copies of such process to the Guarantor at his address as specified in Section 10. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (b) Nothing in this section shall affect the right of the Lender to serve legal process in any other manner permitted by law or affect the right of the Lender to bring any action or proceeding against the Guarantor or his properties in the courts of any other jurisdictions.

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                  14. FINANCIAL STATEMENTS. Upon the request of Lender, the
Guarantor shall provide to the Lender, within 90 days following the end of each calendar year while this Guaranty is in effect, a net worth statement of the Guarantor in the form required by the Lender.

                  15. EVENT OF DEFAULT. The occurrence of any of the following events shall constitute an Event of Default under this Agreement:

                  (a) An Event of Default (as defined in the Credit Agreement) shall have occurred under the Credit Agreement;

                  (b) Any representation or warranty made by Guarantor in this Guaranty shall prove to have been incorrect in any material respect when made;

                  (c) Guarantor shall fail to perform or observe any term, covenant or agreement contained in this Guaranty on Guarantor's part to be performed or observed, and such failure shall remain unremedied for 30 days after written notice thereof shall have been given to Guarantor; or

                  (d) This Guaranty shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by Guarantor.

                  Upon the occurrence of an Event of Default hereunder, the Lender may exercise any and all rights and remedies the Lender may have hereunder or at law or in equity, including, without limitation, calling upon the Guarantor for performance hereunder.

                  16.  MISCELLANEOUS.

                  (a) In case one or more of the provisions contained in this Guaranty shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Guaranty, but this Guaranty shall be construed as if such invalid, illegal or unenforceable provision or provisions had not been contained herein.

                  (b) This Guaranty may be assigned by the Lender, in whole or in part, and shall be construed liberally in favor of the Lender and its successors and assigns.

                  (c) No amendment or waiver of any provisions of this Guaranty nor consent to any departure therefrom by the Guarantor shall in any event be effective unless the same shall be in

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writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  (d) No failure or delay on the part of the Lender in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  (e) This Guaranty, all acts and transactions hereunder, and the rights and obligations of the parties hereto shall be governed, construed and interpreted according to the laws of the State of Ohio, shall be binding upon the successors, heirs, legal representatives and assigns of the Guarantor and shall inure to the benefit of the Lender and its successors and assigns and any subsequent holder of the Revolving Note.

                  17. WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY, AND THE LENDER BY ITS ACCEPTANCE HEREOF, WAIVES THE RIGHT OF A JURY TRIAL IN EACH AND EVERY ACTION ON THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS, IT BEING ACKNOWLEDGED AND AGREED THAT ANY ISSUES OF FACT IN ANY SUCH ACTION ARE MORE APPROPRIATELY DETERMINED BY THE COURTS.

                  18. CONSENT TO JURISDICTION AND VENUE. THE GUARANTOR HEREBY CONSENTS AND SUBJECTS HIMSELF TO THE JURISDICTION OF COURTS OF THE STATE OF OHIO AND FEDERAL COURTS LOCATED IN OHIO, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, TO THE VENUE OF SUCH COURTS IN CUYAHOGA COUNTY, OHIO.

                  IN WITNESS WHEREOF, the Guarantor has executed this Guaranty at Cuyahoga County, Ohio as of July 31, 1996.

                                                     /s/ Jeffrey P. Jacobs
                                                     ---------------------
                                                     Jeffrey P. Jacobs


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